UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E 6th Street, Austin, Texas	78702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 954-5204

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Resideo Technologies, Inc. (the “Company”) held its Annual Meeting of Shareholders on June 12, 2019. The following matters set forth in our Proxy Statement dated April 25, 2019 (the “2019 Proxy Statement”), which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

1.	The nominees listed below were elected Class 1 directors with the respective votes set forth opposite their names:

Proposal 1	Shares For	Shares Against	Abstentions	Broker Non-Votes
Paul Deninger	91,206,331	1,264,323	342,733	13,517,110
Michael Nefkens	88,312,775	4,158,630	341,982	13,517,110
Sharon Wienbar	90,195,290	2,335,997	282,100	13,517,110

2.	The voting results on a non-binding advisory vote to approve executive compensation disclosed in the Company’s 2019 Proxy Statement are set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 2	87,768,092	4,510,156	535,139	13,517,110

3.	The voting results on a non-binding advisory vote on the frequency of future advisory votes to approve executive compensation disclosed in the Company’s 2019 Proxy Statement are set forth below:

	One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
Proposal 3	89,485,934	283,892	2,622,466	421,095	13,517,110

4.	The voting results on the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019 are set forth below:

	Shares For	Shares Against	Abstentions	Broker Non-Votes
Proposal 4	105,649,085	345,574	335,838	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2019	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer